UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2015

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission file number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director: On November 2, 2015, the Board of Directors of FedEx Corporation elected John C. (“Chris”) Inglis as a director, effective immediately. The Board also appointed Mr. Inglis as a member of its Information Technology Oversight and Nominating & Governance Committees. A copy of FedEx’s press release announcing Mr. Inglis’s election is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Mr. Inglis was elected for a term expiring at the annual meeting of stockholders in September 2016, at which time his continued Board service will be subject to renomination and stockholder approval. With the election of Mr. Inglis, the size of the Board of Directors is now 13 members.

The Board of Directors has determined that Mr. Inglis is independent and meets the applicable independence requirements of the New York Stock Exchange and the Board’s more stringent standards for determining director independence. There have been no transactions since the beginning of FedEx’s last fiscal year, and there are no currently proposed transactions, in which FedEx was or is to be a participant and in which Mr. Inglis or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Mr. Inglis was not pursuant to any arrangement or understanding between him and any other person.

Mr. Inglis will be compensated in accordance with the previously disclosed compensation program for FedEx’s non-management (outside) directors. Accordingly, he received a stock option for 3,015 shares of FedEx common stock and a prorated annual retainer payment upon his election to the Board.

SECTION. 9 FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated November 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: November 2, 2015	By:	/s/ Christine P. Richards
Christine P. Richards
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of FedEx Corporation dated November 2, 2015.

E-1